Registration No. 33-94246
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         -----------------------------

                            COBRA GOLF INCORPORATED
             (Exact name of registrant as specified in its charter)


           DELAWARE                                         95-3222370
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

      1818 Aston Avenue, Carlsbad, California               92008-7306
     (Address of principal executive offices)               (Zip Code)

                         -----------------------------

                            COBRA GOLF INCORPORATED

                             1993 STOCK OPTION PLAN
                            (Full title of the plan)

                         -----------------------------

            LOUIS F. FERNOUS, JR.                      Copy to:
        Vice President and Secretary              EDWARD P. SMITH, Esq.
            AMERICAN BRANDS, INC.                CHADBOURNE & PARKE LLP
           1700 East Putnam Avenue                30 Rockefeller Plaza
    Old Greenwich, Connecticut  06870-0811      New York, New York  10112
   (Name and address of agent for service)

   Telephone number, including area code, of agent for service:(203) 698-5000

                         -----------------------------

                    Withdrawing Securities from Registration

--------------------------------------------------------------------------------

                   WITHDRAWAL OF SECURITIES FROM REGISTRATION

     Registrant by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 33-94246) withdraws from registration under the Securities Act of 1933, as amended, the shares of the Common Stock, par value $.001 per share, of Registrant that could have been issued under the Cobra Golf Incorporated 1993 Stock Option Plan (the "Plan") and that were not so issued as of the termination of the Plan on January 26, 1996.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Exhibits.
------   --------

  24. Powers of Attorney authorizing certain persons to sign the Registration Statement on Form S-8 of the Cobra Golf Incorporated 1993 Stock Option Plan (Registration No. 33-94246) and any and all post-effective amendments thereto, on behalf of certain directors and officers of Registrant.*

*  Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, and the State of California, on this 6th day of March, 1996.

                                       COBRA GOLF INCORPORATED

                                       By     Mark C. McClure
                                          -------------------------
                                             (Mark C. McClure)
                                            President and Chief
                                             Executive Officer
Date:  March 6, 1996


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of March, 1996.


           Signature                                 Title
           ---------                                 -----


        Mark C. McClure
   -------------------------               President and Chief Executive
       (Mark C. McClure)                     Officer (principal executive
                                             officer)


       David A. Schaefer
   -------------------------               Senior Vice President and
      (David A. Schaefer)                    Chief Operating Officer


       Robert K. Bruning
   -------------------------               Chief Financial Officer (principal
      (Robert K. Bruning)                    financial officer and principal
                                             accounting officer)


     D. L. Bauerlein, Jr.
   -------------------------                       Director
    (D. L. Bauerlein, Jr.)


        John T. Ludes
   -------------------------                       Director
       (John T. Ludes)

           Signature                                  Title
           ---------                                  -----


     Steven C. Mendenhall
   -------------------------                         Director
    (Steven C. Mendenhall)


      Robert L. Plancher
   -------------------------                         Director
     (Robert L. Plancher)

                                 EXHIBIT INDEX



Exhibit                                                           Page
-------                                                           ----


  24. Powers of Attorney authorizing certain persons to sign the Registration Statement on Form S-8 of the Cobra Golf Incorporated 1993 Stock Option
           Plan (Registration No. 33-94246) and any and all post-effective amendments thereto, on behalf of certain directors and officers of Registrant.*

* Previously filed